Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Security Matters Limited,

We hereby consent to the use in the Proxy Statement / Prospectus constituting a part of this Registration Statement on Form F-4, Amendment No. 3 of Empatan Public Limited Company of our report dated September 6, 2022, relating to the consolidated financial statements of Securities Matters Limited, which is contained in that Proxy Statement / Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft

Ziv Haft

Certified Public Accountants (Isr.)

BDO Member Firm

Tel Aviv, Israel

November 29, 2022

Tel Aviv 03-6386868	Jerusalem 02-6546200	Haifa 04-8680600	Beer Sheva 077-7784100	Bnei Brak 073-7145300	Kiryat Shmona 077-5054906	Petah Tikva 077-7784180	Modiin Ilit 08-9744111	Nazrat Ilit 04-6555888

Main office: Beit Amot BDO, 48 Menachem Begin Road, Tel Aviv, 6618001        Email: bdo@bdo,co.il                Website: www.bdo.co.il

BDO Israel, an Israeli partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms. BDO is the brand name for the BDO network and for each of the BDO Member Firm